Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 19, 2019, with respect to the consolidated financial statements of Rattler Midstream Operating LLC contained in the Final Prospectus filed on May 24, 2019, relating to the Registration Statement on Form S-1 (File No. 333-226645), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

May 29, 2019